Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-159987, 333-153435, 333-134192, 333-12304, 333-153422, 333-08964, 333-225653, 333‑239582 and 333-282052) on Form S-8 and the registration statement (No. 333-275900) on Form S-3 of our report dated March 19, 2026, with respect to the consolidated financial statements of Signet Jewelers Limited and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Louisville, Kentucky
March 19, 2026